Exhibit 5

[SEMCO Letterhead]

June 3, 2005

The Board of Directors
SEMCO Energy, Inc.
1411 Third Street, Suite A
Port Huron, Michigan 48060

Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to SEMCO Energy, Inc., a Michigan corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 1,667,100 shares of the Company’s common stock, $1.00 par value, (the “Common Stock”) reserved for issuance in connection with the Company’s 2004 Stock and Incentive Plan; 108,250 shares of Common Stock for issuance and sale under the SEMCO Energy, Inc. Stock Option Plan of 2000; 274,911 shares of Common Stock for issuance and sale under the 1997 Long-Term Incentive Plan of Southeastern Michigan Gas Enterprises, Inc. and Subsidiaries; 7,000 shares of Common Stock for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and John E. Schneider dated as of May 7, 1998; 184,344 shares of Common Stock for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and Terry Fuller dated as of September 14, 1999; 184,334 shares of Common Stock (together with the other shares, the “Shares”) for issuance and sale under the Employment Agreement between SEMCO Energy, Inc. and Robert J. Good dated as of September 14, 1999 (collectively, the “Plans”).

As counsel to the Company, I have examined the Plans and certain books and records of the Company and have made such other investigations as I have deemed necessary for purposes of this opinion. In such examinations I have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me, the authenticity of the originals of documents submitted to me as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

2301 W Big Beaver Rd, Suite 212 / Troy, MI 48084 / Phone (248) 458-6145 / Fax (248) 458-6150

Board of Directors
SEMCO Energy, Inc.
June 3, 2005

As to questions of fact material to this opinion, I have relied solely upon statements of officers of the Company. I have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to my attention leading me to question the accuracy of the stated matters. I have made no independent investigation with regard thereto and, accordingly, I do not express any view or belief as to matters that might have been discovered by independent verification.

Based upon and subject to the foregoing, I am of the opinion that the Shares reserved for issuance in accordance with the Plans have been duly authorized and will, when and to the extent issued in connection with the Plans, be validly issued, fully paid and nonassessable.

In expressing the opinions set forth above, I am not passing on the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Michigan.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plans and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without my express written consent.

I hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

Very truly yours,

/s/Mark T. Prendeville

Mark T. Prendeville Vice President and Deputy General Counsel SEMCO Energy, Inc.